Exhibit 5.1

16 October, 2013

Matter No.:M#878535

Doc Ref: DML/RW/4058640.1

Yingli Green Energy Holding Company Limited

No. 3399 Chaoyang North Street

Baoding 071051

People’s Republic of China

Dear Sirs,

Yingli Green Energy Holding Company Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 6 September, 2013, and the base prospectus included therein (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the proposed public offering by the Company under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares, par value US$0.01 each (“Ordinary Shares”), including ordinary shares represented by American depositary shares and/or the ordinary shares issuable upon exercise of the rights (“Rights”) pursuant to the Rights Agreement (defined below), preferred shares (“Preferred Shares” and, together with Ordinary Shares, “Equity Securities”, which term includes any ordinary shares or preferred shares to be issued pursuant to the conversion, exchange or exercise of any other Securities, as defined below), warrants (“Warrants”) and debt securities of the Company (the “Debt Securities”, collectively with the aforesaid securities, the “Securities”).

For the purposes of giving this opinion, we have examined copies of the following:

(i)            the Registration Statement; and

(ii)           the shareholder rights agreement (the “Rights Agreement”) made between the Company and RBC Dexia Corporate Services Hong Kong Limited as rights agent (the “Rights Agent”) dated as of 17 October, 2007 as amended and supplemented by an Amendment No. 1 to Rights Agreement made between the Company and the Rights Agent dated as of 2 June, 2008 (the “Amendment Agreement”) in respect of the Rights.

The documents listed in items (i) and (ii) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed copies of (1) the third amended and restated memorandum and articles of association (“Memorandum and Articles of Association”) of the Company, (2) the resolutions of the board of directors of the Company passed on 29 August, 2013 and the resolutions of the board of directors of the Company passed on 2 June, 2008 (the “Resolutions”), (3) the minutes of a meeting of the directors of the Company held from 9:00 p.m. 16 October, 2007 to 12:30 a.m. 17 October, 2007 (the “Minutes”); (4) a certificate of good standing dated 9 October, 2013 (the “Certificate Date”) issued by the Registry of Companies in and for the Cayman Islands in respect of the Company, (5) the results of our searches against the Company at the Companies Registry and Grand Court in the Cayman Islands conducted on 9 October, 2013, (6) the certificate of a director of the Company dated 15 October, 2013, and (7) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the continuing accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (d) that the Resolutions and the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended; (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association; (f) that the Memorandum and Articles of Association will not be amended in any manner that would affect the opinions expressed herein; (g) that there is no provision of the law of any jurisdiction, other than Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) that the

Company will have sufficient authorised share capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (i) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and the Debt Securities), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles of Association nor any applicable law, regulation, order or decree in the Cayman Islands, (j) that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Security; (k) none of the Securities, the Rights nor any Ordinary Shares issuable upon exercise of the Rights have been, or will be offered or issued to residents of the Cayman Islands; (l) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (m) that the applicable purchase, underwriting, similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, and any other agreement or other document relating to any Security to be offered and sold will be valid and binding in accordance with its terms pursuant to its governing law; (n) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); (o) that, upon the issue of any Equity Securities or any Ordinary Shares issuable upon exercise of the Rights, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto; (q) the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due; and (r) that no party is aware of any improper purpose for the issue of the Rights or Shares.

The obligations of the Company in connection with any offer, issuance and sale of any Security, Rights and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the relevant document if there are other proceedings in respect of such document simultaneously underway against the Company in another jurisdiction.  Under Cayman Islands law, a person who is not one of the parties to an agreement is, in general, unable to enforce it.

“Non-assessability” is not a legal concept under Cayman Islands law, but when we describe the Ordinary Shares and/or Preferred Shares as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares and/or Preferred Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Memorandum and Articles of Association after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares and/or Preferred Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.             The Company is duly incorporated and existing under the laws of the Cayman Islands and is, as at the Certificate Date, in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands governmental authority, or to pay any Cayman Islands government fee which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.             Upon the due issuance of the Ordinary Shares and/or Preferred Shares and payment of the consideration therefor, such Ordinary Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable.

3.             Upon the due issuance, execution and delivery of:- (a) the Warrants; and/or (b) the Debt Securities of any series by the Company and payment of the consideration therefor, such Warrants and/or Debt Securities will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

4.             The issue of the Rights have been duly authorised by all necessary corporate action on the part of the Company.

5.             The Rights, when issued pursuant to the Rights Agreement, will be validly issued and will constitute valid and binding obligations of the Company in accordance with the Rights Agreement.  If and when the Rights have been duly exercised by the holders of the Rights pursuant to the Rights Agreement, the Ordinary Shares issued to such holders will have been validly issued as fully paid and non-assessable Shares (meaning that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such Shares to the Company or any third party).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited

Conyers Dill & Pearman (Cayman) Limited